SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                OCTOBER 23, 2000

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                      Commission                IRS Employer
jurisdiction                        File Number               Identification
of incorporation                                              Number

Delaware                               1-3492                 No. 75-2677995

                               3600 Lincoln Plaza
                             500 North Akard Street
                            Dallas, Texas 75201-3391
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 214/978-2600



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         INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events

         The registrant may, at its option, report under this item any events, with respect to which information is not otherwise called for by this form, that the registrant deems of importance to security holders.

         On October 23, 2000 registrant issued a press release entitled "Brown & Root Services to Defend Civil Litigation," pertaining to, among other things, an announcement that registrant's business unit, Brown & Root Services (BRS), is a defendant in civil litigation pending in federal court in Sacramento, California, alleging that BRS violated certain provisions of the False Claims Act while performing work for the U.S. Army at Ft. Ord, California. The case, referred to as the Qui Tam litigation, was filed in 1997 by a former employee. Registrant does not believe that the litigation will have any material adverse impact on it.

         The U. S. Department of Justice has now advised BRS that BRS is the target of a federal grand jury investigation regarding the contract issues raised in the Qui Tam litigation. At present, the Department of Justice has not made any specific allegations against BRS.

Item 7.  Financial Statements and Exhibits

         List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

         (c)      Exhibits.

                  Exhibit 20 - Press release dated October 23, 2000.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            HALLIBURTON COMPANY




Date:    October 24, 2000                   By: /s/ Susan S. Keith
                                                -------------------------------
                                                    Susan S. Keith
                                                    Vice President and Secretary




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                                  EXHIBIT INDEX


Exhibit                                                            Sequentially
Number                     Description                             Numbered Page

20                         Press Release of                        5 of 5
                           October 23, 2000
                           Incorporated by Reference





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